Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Colorado Wyoming Reserve Company on Form S-8 (File No. 333-39979) of our report dated October 10, 2001, relating to the financial statements which appear in this Form 10KSB.


Hein + Associates LLP

Denver, Colorado
November 29, 2001